UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2005

Cox Communications, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-6590	58-2112288
(State or other	(Commission File Number)	(I.R.S. Employer
jurisdiction of	Identification No.)
incorporation)

1400 Lake Hearn Drive, Atlanta, Georgia	30319
(Address of principal executive offices)	(Zip Code)

(404) 843-5000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On May 9, 2005, Cox Communications, Inc. (“CCI”) issued a press release announcing its financial results for the quarter ended March 31, 2005, and a copy of this press release is being furnished as an exhibit to this report. The press release contains disclosure of operating cash flow and free cash flow, each of which is not a measure of performance calculated in accordance with accounting principles generally accepted in the United States ("GAAP"). Page 8 of the press release contains a tabular reconciliation of operating income, the most directly comparable financial measure calculated and presented in accordance with GAAP, to operating cash flow. Page 8 also contains a tabular reconciliation of net cash provided by operating activities, the most directly comparable financial measure calculated and presented in accordance with GAAP, to free cash flow. Disclosure regarding management’s uses for such measures appears on page 3 of the press release.

The information required to be furnished pursuant to Item 2.02 of this report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liability of that section, except if CCI specifically incorporates it by reference into a filing under the Securities Act of 1933 or the Exchange Act.

Item 9.01.	Financial Statements and Exhibits.

     (a) Not applicable.

     (b) Not applicable.

     (c) Exhibit:

99.1	Press Release dated May 9, 2005, announcing financial results for the quarter ended March 31, 2005 (furnished pursuant to Item 2.02 of Form 8-K)

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cox Communications, Inc.

Dated: May 9, 2005	By:	/s/ Jimmy W. Hayes

Name: Jimmy W. Hayes
Title: Executive Vice President, Finance
and Chief Financial Officer